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FEDERATED SHORT-INTERMEDIATE DURATION MUNICIPAL TRUST
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INTERMEDIATE MUNICIPAL TRUST

MONEY MARKET OBLIGATIONS TRUST

Supplement to Proxy Statement dated January 28, 2008

Please note that on page 4 the number of shares outstanding for Tax-Free Instruments Trust-Investment Shares was stated incorrectly. The correct number of outstanding shares is 2,984,612,913.

Please note on page 55 the beneficial ownership of shares of Tax-Free Instruments Trust was stated incorrectly. There were no shareholders, to the knowledge of management, who owned more than 5% of the outstanding shares of Tax-Free Instruments Trust.


If you have any questions, please feel free to call a Federated Client Service Representative at 1-800-341-7400.








                                                             February 1, 2008



38075 (2/08)